                                        FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                           FILE NUMBER 333-45349

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 17, 1998

                                8,676,276 SHARES

                                 POLYCOM, INC.

                                  COMMON STOCK

                               ------------------

    This Prospectus Supplement (the "Prospectus Supplement") supplements the Prospectus dated February 17, 1998 (the "Prospectus") of Polycom, Inc. ("Polycom" or the "Company") relating to the public offering, which is not being underwritten, and sale of up to 8,676,276 shares of Common Stock, par value $0.0005 per share (the "Shares"), of the Company, which may be offered and sold from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. The Company originally issued all of the Shares in connection with its acquisition of ViaVideo Communications, Inc., a Delaware corporation ("ViaVideo"), by and through a merger of a wholly-owned subsidiary of Polycom, Venice Acquisition Corporation ("Venice") with and into ViaVideo. You should read this Prospectus Supplement in conjunction with the Prospectus. The "Selling Stockholders" section of the Prospectus is hereby supplemented to reflect the distributions by Oak Investment Partners VI, Limited Partnership ("Oak Investment Partners VI") of 2,374,842 Shares to its limited partners and Brentwood Associates VII, Limited Partnership ("Brentwood Associates VII") of 1,250,000 Shares to its limited partners. This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

                            ------------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 27, 1998

                              SELLING STOCKHOLDERS

    The Selling Stockholders table is hereby amended (as amended, the "Amended Table") to include additional information and Footnote (5) to such table (the "Amended Footnote"), is hereby amended to identify distrubutees of the shares held by Oak Investment Partners and Brentwood Associates VII, that were not identified in the Prospectus. The stockholders identified in the Amended Footnote have received shares of Common Stock through partnership distributions prior to the date of this Prospectus Supplement. Except as set forth in this Prospectus Supplement with respect to the Amended Table (including all the footnotes), there is no change to the section entitled "Selling Stockholders" in the Prospectus. The Company may amend or supplement the Prospectus and this Prospectus Supplement from time to time to update the disclosure set forth therein and herein.

    The following Amended Table sets forth, as of the date of this Prospectus Supplement, the names of each of the distributees of the Oak Investment Partners and Brentwood Associates VII distribution as Selling Stockholders, the number of Shares that each such Selling Stockholder owns as of such date, the number of Shares owned by each Selling Stockholder that may be offered for sale from time to time by the Prospectus and this Prospectus Supplement, and the number and percentage of Shares to by held by each such Selling Stockholder assuming the sale of all of the Shares offered hereby. Except as indicated, as of the date of the Prospectus Supplement, none of the Selling Stockholders has held any position or office or held a material relationship with the company or any of its affiliates within the past three years other than as a result of the ownership of the Company's Common Stock.

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
Oak Investment Partners VI, LP                                 4,969,864        --         2,595,022        8.8%

GENERAL PARTNERS:

Bandel L. Carano                                                 122,939        122,939       --          --

Boyd G. Carano & William Lawrence                                  8,752          8,752       --          --
  TTEES of the Bandel L. Carano & Donna L. Carano 1991
  Irrevocable Trust U.T. A. July 23,1991

Gerald R. Gallagher                                               56,148         56,148       --          --

Edward F. Glassmeyer                                              47,395         47,395       --          --

EFG Trust II                                                       8,752          8,752       --          --

Fredric W. Harman & Stephanis C. Harman,                          75,034         75,034       --          --
  as TTEES of the F. & S. Harman Family Trust created by
  agreement dated 7/26/96

Ann H. Lamont                                                     56,148         56,148       --          --

Eileen M. More                                                    43,602         43,602       --          --

D. More & R. More as TTEES of the Eileen M. More Tax Exempt        7,949          7,949       --          --
  Estate Preservation Trust DTD 5/7/92

Catherine Agee                                                    13,475         13,475       --          --

Michele A. Cassidy                                                 4,492          4,492       --          --

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
LIMITED PARTNERS:                                                                             --          --

Abbott Capital Management, L.P. as Investment Manager for         42,793         42,793       --          --
  the Illinois Municipal Retirement Fund, Northern Trust
  Company as Trustee

Trustees of Amherst College                                       25,676         25,676       --          --

Boston Safe Deposit and Trust Company as Trustee for SBC           8,558          8,558       --          --
  Master Pension Trust

Brinson Trust Company as Trustee of the Brinson MAP Venture        1,699          1,699       --          --
  Capital Fund III

Brinson Venture Partnership Fund III, L.P.                        13,279         13,279       --          --

Cadbury Schweppes Pension Trust Limited                           21,396         21,396       --          --

Chancellor F/B/O #4                                               17,117         17,117       --          --

The Chase Manhatten Bank, N.A. as Directed Trustee of the         42,793         42,793       --          --
  Corning Incorporated Pension Master Trust

The Trustees of the Cheyne Walk Trust Pearce Investments          64,189         64,189       --          --
  Ltd. as Trustee

The Church Pension Fund                                           85,585         85,585       --          --

The Commonwealth Fund                                             17,117         17,117       --          --

Cornell University                                                42,793         42,793       --          --

Crossroads Constitution Limited Partnership                       42,793         42,793       --          --

Trustees of Dartmouth College                                     42,793         42,793       --          --

EFG Trust I                                                        4,278          4,278       --          --

Electronic Data Systems Corporation Retirement Plan and           23,536         23,536       --          --
  Trust

Endowment Venture Partners II, Limited Partnership               136,935        136,935       --          --

Evangelical Lutheran Church in America Board of Pensions          19,257         19,257       --          --

The Ford Foundation                                              136,935        136,935       --          --

HB-PGGM Fund I, L.P.                                              17,117         17,117       --          --

The Trustees of Hamilton College                                  17,117         17,117       --          --

HarbourVest Partners, LLC                                         12,837         12,837       --          --

The William & Flora Hewlett Foundation                            85,585         85,585       --          --

Master Trust Pursuant to the Hewlett Packard Deferred             34,235         34,235       --          --
  Profit Sharing Plan and Retirement Plan

Horsley Bridge Fund III, L.P.                                     85,585         85,585       --          --

John A. Hartford Foundation, Inc.                                 25,676         25,676       --          --

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
Los Angeles County Employees Retirement Association              119,817        119,817       --          --
  (LACERA)Hamilton Lane Advisors, Inc. as Investment
  Manager

The Museum of Modern Art                                          17,117         17,117       --          --

Nassau Capital Funds L.P.                                         68,468         68,468       --          --

Northeastern University                                           25,676         25,676       --          --

Pantheon USA Fund Limited                                         25,676         25,676       --          --

The Trustees of Phillips Academy                                   8,558          8,558       --          --

Pomona College                                                    34,235         34,235       --          --

Rensselaer Polytechnic Institute                                  12,837         12,837       --          --

Retirement Annuity Plan for Employees of the Army and Air          8,558          8,558       --          --
  Force Exchange Service Trust by Abbott Capital
  Management, L.P. as Investment Manager

The Rockefeller University                                        64,189         64,189       --          --

Royal & Sun Alliance Trust Company Limited as Trustee of           8,558          8,558       --          --
  Crossroads Capital IV Venture Capital Fund

J.F. Shea Co., Inc. as Nominee 1994-37                            12,837         12,837       --          --

The Board of Trustees of the Leland Stanford Junior               42,793         42,793       --          --
  University

State Universities Retirement System                              10,698         10,698       --          --

Toronto Dominion Investments, Inc.                                34,235         34,235       --          --

Regents of the University of Michigan                             77,027         77,027       --          --

University of Notre Dame du Lac                                   59,910         59,910       --          --

The Rector and Visitors of the University of Virginia             42,793         42,793       --          --

University of Washington                                          25,676         25,676       --          --

Utah Retirement Systems by Abbott Capital Management, L.P.,       85,585         85,585       --          --
  as Investment Manager

Virginia Retirement System                                        59,910         59,910       --          --

The Wellcome Trust                                                12,837         12,837       --          --

Stewart Greenfield                                                 4,492          4,492

Brentwood Associates VII, L.P.(5)                              3,292,621      1,029,775    1,012,846        3.4%

GENERAL PARTNERS

Brian Arwood                                                       4,157          4,157       --          --

Jeffrey D. Brody                                                  33,767         33,767       --          --

Eric Chiu                                                            100            100       --          --

David W. Chonette                                                 23,662         23,662       --          --

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
John Chonette                                                      1,064          1,064       --          --

Suzanne Merig                                                      1,064          1,064       --          --

Leslie Chonette                                                    1,064          1,064       --          --

Michelle Leader                                                    1,064          1,064       --          --

Diane Chonette                                                     1,064          1,064       --          --

Roger C. Davidson                                                  4,454          4,454       --          --

David Fogelsong                                                      200            200       --          --

B. Kipling & Mary Ann Hagopian Trust                               5,938          5,938       --          --

Ross A. Jaffe                                                     45,826         45,826       --          --

G. Brandford Jones                                                55,225         55,225       --          --

Jones Minors' Trust FBO Jessica Jones                              3,701          3,701       --          --

Jones Minors' Trust FBO Alison Jones                               3,701          3,701       --          --

Jones Minors' Trust FBO Daniel Jones                               3,701          3,701       --          --

William J. Link                                                      475            475       --          --

Hilary G. Lottenberg                                               1,781          1,781       --          --

James Mongiello                                                      475            475       --          --

Stewart Schuster                                                  11,877         11,877       --          --

John. L. Walecka                                                  55,225         55,225       --          --

Walecka Minors' Trust FBO John E. Walecka                          3,701          3,701       --          --

Walecka Minors' Trust FBO Christina B. Walecka                     3,701          3,701       --          --

Walecka Minors' Trust FBO William H. Walecka                       3,701          3,701       --          --

LIMITED PARTNERS

Candice E. Appleton Family Trust                                   1,290          1,290       --          --

The Chase Manhattan Bank N.A. as Trustee of the Amoco             64,484         64,484       --          --
  Corporation Master Trust for Employee Pension Plans

State Street Bank & Trust as Trustee of the Atlantic              25,794         25,794       --          --
  Richfield Company Retirement Plan

James J. Barnett                                                     860            860       --          --

Alan J. Barton IRA Rollover                                          860            860       --          --

The Barton Family Trust                                              860            860       --          --

National Investors Service Corp. FBO Rick Clay IRA                   645            645       --          --

Colby College                                                     17,196         17,196       --          --

Colgate University                                                18,657         18,657       --          --

Electronic Data Systems Corporation Retirement Plan & Trust       32,672         32,672       --          --

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
Evangelical Lutheran Church in America Board of Pensions           7,566          7,566       --          --

B. Kipling & MaryAnn Hagopian Trustees UDT 3/25/98                 1,720          1,720       --          --

Apple Oak Partners LLC 401(k) Plan Dated 8-15-98 FBO B.            1,720          1,720       --          --
  Kipling Hagopian

J. Ira Harris Living Trust                                         8,598          8,598       --          --

Harvard Master Trust                                              34,392         34,392       --          --

Harvard Private Capital Holdings, Inc.                           146,165        146,165       --          --

Heyler Family Partnership, L.P.                                      430            430       --          --

Jeffrey Horn and Donald Schwartz                                     430            430       --          --

HB-PGGM Fund I, L.P.                                              25,794         25,794       --          --

Horsley Bridge Fund IV, L.P.                                     128,969        128,969       --          --

Stephen Kurtin                                                     3,439          3,439       --          --

Michael D. Levin                                                     215            215       --          --

Lawrence H. Levine Revocable Trust                                   430            430       --          --

Michael S. Lurey                                                     215            215       --          --

Mellon Bank, N.A. as agent for Account # 30C-Q00                     860            860       --          --

Mellon Bank, N.A. as agent for Account #31S-H01                    2,149          2,149       --          --

Mellon Bank, N.A. as agent for Account #170-783                    8,598          8,598       --          --

Mellon Bank, N.A. as agent for Account #09F-N03                    4,299          4,299       --          --

Mellon Family Investment Company IV                               12,897         12,897       --          --

Richard King Mellon Foundation                                    25,794         25,794       --          --

David L. and Moreen G. Mulliken Family Trust, UTD August 5,          215            215       --          --
  1985

NAR Investments, Ltd.                                              3,688          3,688       --          --

Ranch Trust                                                       22,105         22,105       --          --

Thomas L. Patten                                                     215            215       --          --

Pennington Family Revocable Trust                                  3,439          3,439       --          --

S&J Roth Revocable Trust                                           3,009          3,009       --          --

Robbins & Associates Investment Advisors                           8,598          8,598       --          --

Barry A. and Nancy S. Sanders                                        215            215       --          --

Schloss Brothers                                                   4,299          4,299       --          --

Seaver Partners                                                    2,579          2,579       --          --

Michael J. Shockro                                                   215            215       --          --

Boston Safe Deposit & Trust Company as Trustee for                10,317         10,317       --          --
  Southwestern Bell Corp. Master Pension Trust

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
St. Paul Fire & Marine Insurance Co.                              67,494         67,494       --          --

State Universities Retirement System                              20,635         20,635       --          --

The Sutro Group                                                    4,299          4,299       --          --

University of Chicago                                             42,989         42,989       --          --

Virginia Retirement System                                       163,361        163,361       --          --

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Randall C. Bassett

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Marc Bassewitz

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Thomas G. Bost

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Jed W. Brickner

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Kirk A. Davenport

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Thomas W. Dobson

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  McGee Grigsby

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Ronald W. Hanson

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Betty-Jane Kirwan

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Laurence H. Levine

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  G. Andrew Lundberg

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Michael S. Lurey

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  William J. Mesake

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            645            645       --          --
  David L. Milliken

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Mary B. Ruhl

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Barry A. Sanders

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            860            860       --          --
  Patrick T. Seaver

                                                                           SHARES WHICH    SHARES BENEFICIALLY
                                                                            MAY BE SOLD        OWNED AFTER
                                                                SHARES      PURSUANT TO     OFFERING(1)(2)(3)
                                                             BENEFICIALLY      THIS       ----------------------
SELLING STOCKHOLDERS                                         OWNED(1)(2)   PROSPECTUS(2)    NUMBER     PERCENT
-----------------------------------------------------------  ------------  -------------  ----------  ----------
UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Michael J. Shockro

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Anne R. Sorensen

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  Morris A. Thurston

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  David H. Vena

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            430            430       --          --
  John D. Watson, Jr.

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            645            645       --          --
  Hugh Steven Wilson

UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust:            215            215       --          --
  Peter L. Winik

Robert B. Wessling                                                   215            215       --          --

Williams College                                                  34,392         34,392       --          --

------------------------

    (5) Subsequent to the date of the Prospectus Supplement additional Common Stock shares held by Brentwood Associates VII, Limited Partnership may be distributed to Brian Arwood; Jeffrey D. Brody; Eric Chiu; David W. Chonette; John Chonette; Suzanne Menig; Leslie Chonette; Michelle Leader; Diane Chonette; Roger C. Davisson; David Fogelsong; K. Kipling & Mary Ann Hagopian Trust; Ross
A. Jaffe; G. Bradford Jones; Jones Minors' Trust FBO Jessica Jones; Jones Minors' Trust FBO Alison Jones; Jones Minors' Trust FBO Daniel Jones; William J. Link; Hilary G. Lottenberg; James Mongiello; Stewart Schuster; John L. Walecka; Walecka Minors' Trust FBO John E. Walecka; Walecka Minors' Trust FBO Christina
B. Walecka; Walecka Minors' Trust FBO William H. Walecka; Candice E. Appleton Family Trust; The Chase Manhattan Bank, N.A. as Trustee of the Amoco Corporation Master Trust for Employee Pension Plans; State Street Bank & Trust as Trustee for the Atlantic Richfield Company Retirement Plan; James J. Barnett; alan J. Barton IRA Rollover; The Barton Family Trust; National Investors Service Corp. FBO Rick Clay IRA; Colby College; Colgate University; Electronic Data Systems Corporation Retirement Plan & Trust; Evangelical Lutheran Church in America Board of Pensions; B. Kipling & MaryAnn Hagopian, Trustees UDT 3/2/588; Apple Oaks Partners LLC 401(k) Plan Dated 8-15/96 FBO B. Kipling Hagopian; J. Ira Harris Living Trust; Harvard Master Trust; Harvard Private Capital Holdings, Inc.; Heyler Family Partnership, L.P.; Jeffrey Hom and Donald Schwarz; HP-PGGM Fund I, L.P.; Horsley Bridge Fund IV, L.P.; Stephen Kurtin; Michael D. Levin; Laurence H. Levine Revocable Trust; Michael S. Lurey; Mellon Bank, N.A. as Agent for Account #30C-Q00; Mellon Bank, N.A. as Agent for Account #316-H01; Mellon Bank, N.A. as Trustee for Account #170-783; Mellon Bank, N.A. as Agent for Account #09F-N03; Mellon Family Investment Company IV; Richard King Mellon Foundation; David L. and Moreen g. Mulliken Family Trust, UTD August 5, 1985; NAR Investments, Ltd.; Ranch Trust; Thomas L. Patten; Pennington Family Revocable Trust; S&J Roth Revocable Trust; Robbins & Associates, Investment Advisors; Barry A. and Nancy S. Sanders; Schloss Bros.; Seaver Partners; Michael
J. Shockro; Boston Safe Deposit & Trust Company, As Trustee for Southwestern Bell Corp. Master Pension Trust; St. Paul Fire & Marine Insurance Co.; State Universities Retirement System; The Sutro Group; University of Chicago; Virginia Retirement System; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Randall C. Bassett; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Marc Bassewitz; UMB Bank,

N.A. Trustee FBO Latham & Watkins Master Trust Thomas G. Bost; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Jed W. Brickner; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Kirk A. Davenport; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Thomas W. Dobson; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust McGae Grigsby; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Ronald W. Hanson; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Betty-Jane Kirwan; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Laurence H. Levine; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust G. Andrew Lundberg; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Michael S. Lurey; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust William J. Meeske; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust David L. Mulliken; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Mary B. Ruhl; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Barry A. Sanders; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Patrick T. Seaver; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Michael J. Shockro; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Arne M. Sorensen; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Morris A. Thurston; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust David H. Vena; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust John D. Watson, Jr.; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Hugh Steven Wilson; UMB Bank, N.A. Trustee FBO Latham & Watkins Master Trust Peter L. Winik; Robert B. Wessling; Williams College.